Exhibit 99.1

Impinj Reports First Quarter 2019 Financial Results

SEATTLE, WA, Apr. 29, 2019– Impinj, Inc. (NASDAQ: PI), a leading provider and pioneer of RAIN RFID solutions for identifying, locating and authenticating everyday items, today released its financial results for the first quarter ended March 31, 2019.

"First-quarter results were strong, with revenue, net loss and adjusted EBITDA loss outperforming our guidance and revenue a record for a first-quarter," said Chris Diorio, Impinj co-founder and CEO. "We also announced our new Impinj M700 endpoint IC family, which I believe to be our most exciting new-product introduction in a decade. The Impinj M700 dramatically shrinks chip size while increasing the range, reliability and read speed of RAIN RFID systems. It demonstrates, yet again, Impinj’s innovation, competitive advantages and industry leadership."

First Quarter 2019 Financial Summary

•	Revenue of $33.1 million
•	GAAP gross margin of 48.0%; non-GAAP gross margin of 50.0%
•	GAAP net loss of $7.1 million, or loss of $0.33 per diluted share using 21.5 million shares
•	Adjusted EBITDA loss of $2.3 million
•	Non-GAAP net loss of $2.4 million, or loss of $0.11 per diluted share using 21.5 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

Second Quarter 2019 Financial Outlook

Impinj provides guidance based on current market conditions and expectations; actual results may differ materially. Please refer to the comments below regarding forward-looking statements. The following table presents Impinj’s financial outlook for the second quarter of 2019 (in millions, except per share data):

Three Months Ended
June 30, 2019
Revenue	$34.0 to $36.0
GAAP Net loss	$(7.1) to $(6.1)
Adjusted EBITDA loss	$(2.1) to $(0.6)
Non-GAAP net loss	$(2.3) to $(0.8)
GAAP Weighted-average shares — basic and diluted	21.60 to 21.70
GAAP Net loss per share — basic and diluted	$(0.33) to $(0.28)
Non-GAAP Weighted-average shares — basic and diluted	21.60 to 21.70
Non-GAAP Net loss per share — basic and diluted	$(0.11) to $(0.04)

A reconciliation between GAAP and non-GAAP is provided in the "Non-GAAP Financial Measures" section below.

Conference Call Information

Impinj will host a conference call today, Apr. 29, 2019 at 5:00 p.m. ET / 2:00 p.m. PT for analysts and investors to ask questions on its first quarter 2019 results, as well as its outlook for its second quarter of 2019. Open to the public, investors may access the call by dialing +1-412-317-5196. A live webcast of the conference call will also be accessible on our website at investor.impinj.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 10130057.

Management’s prepared written remarks, along with quarterly financial data, will be made available on our website at investor.impinj.com commensurate with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the market for RAIN RFID, our strategy, prospects, and financial outlook for the second quarter of 2019. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj, Inc. (NASDAQ: PI) wirelessly connects billions of everyday items such as apparel, medical supplies, automobile parts, luggage and food to consumer and business applications such as inventory management, patient safety, asset tracking and item authentication. The Impinj platform uses RAIN RFID to deliver timely information about these items to the digital world, thereby enabling the Internet of Things.

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Contacts:

Investor Relations

ir@impinj.com

+1-206-315-4470

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	March 31, 2019	December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$18,661	$17,530
Short-term investments	37,986	38,543
Accounts receivable, net	17,958	18,462
Inventory	41,219	44,725
Prepaid expenses and other current assets	1,489	1,954
Total current assets	117,313	121,214
Property and equipment, net	18,762	19,778
Operating lease right-of-use assets	18,235	—
Other non-current assets	286	196
Goodwill	3,881	3,881
Total assets	$158,477	$145,069
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$5,483	$4,643
Accrued compensation and employee related benefits	4,109	7,409
Accrued liabilities	2,766	2,887
Current portion of operating lease liabilities	3,122	—
Current portion of restructuring liabilities	94	582
Current portion of long-term debt	7,603	5,930
Current portion of finance lease liabilities	476	523
Current portion of deferred rent	—	402
Current portion of deferred revenue	849	649
Total current liabilities	24,502	23,025
Long-term debt, net of current portion	15,728	17,633
Operating lease liabilities, net of current portion	21,464	—
Finance lease liabilities, net of current portion	158	258
Long-term liabilities — other	302	304
Long-term restructuring liabilities	—	487
Deferred rent, net of current portion	—	5,294
Deferred revenue, net of current portion	152	185
Total liabilities	62,306	47,186

Stockholders' equity:
Common stock, $0.001 par value	22	21
Additional paid-in capital	342,966	337,627
Accumulated other comprehensive income (loss)	7	(9)
Accumulated deficit	(246,824)	(239,756)
Total stockholders' equity	96,171	97,883
Total liabilities and stockholders' equity	$158,477	$145,069

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$33,063	$25,068
Cost of revenue	17,190	13,306
Gross profit	15,873	11,762
Operating expenses:
Research and development	8,561	8,003
Sales and marketing	8,549	8,859
General and administrative	5,695	5,225
Restructuring costs	—	3,927
Total operating expenses	22,805	26,014
Loss from operations	(6,932)	(14,252)
Other income, net	321	90
Interest expense	(429)	(229)
Loss before income taxes	(7,040)	(14,391)
Income tax expense	(28)	(51)
Net loss	$(7,068)	$(14,442)
Net loss per share — basic and diluted	$(0.33)	$(0.68)
Weighted-average shares — basic and diluted	21,544	21,125

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2019	2018
Operating activities:
Net loss	$(7,068)	$(14,442)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,155	1,120
Stock-based compensation	3,477	2,065
Non-cash restructuring benefit	—	454
Accretion of discount or amortization of premium on short-term investments	(197)	(60)
Amortization of debt issuance costs	18	21
Changes in operating assets and liabilities:
Accounts receivable	504	5,221
Inventory	3,506	(7,623)
Prepaid expenses and other assets	423	561
Deferred revenue	167	(473)
Deferred rent	—	(1,123)
Accounts payable	949	34
Accrued compensation and employee related benefits	(3,279)	(1,236)
Operating lease right-of-use assets	419	—
Operating lease liabilities	(739)	—
Accrued liabilities	(66)	307
Restructuring liabilities	—	3,638
Net cash used in operating activities	(731)	(11,536)
Investing activities:
Purchases of investments	(22,222)	(8,857)
Proceeds from maturities of investments	22,944	17,850
Purchases of property and equipment	(305)	(698)
Net cash provided by investing activities	417	8,295
Financing activities:
Principal payments on finance lease obligations	(147)	(242)
Payments on term loans	(250)	(2,147)
Proceeds from term loans, net of debt issuance costs	—	12,379
Proceeds from exercise of stock options and employee stock purchase plan	1,842	1,966
Net cash provided by financing activities	1,445	11,956
Net increase in cash and cash equivalents	1,131	8,715
Cash and cash equivalents
Beginning of period	17,530	19,285
End of period	$18,661	$28,000

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use non-GAAP financial measures by financial statement line items that exclude, if applicable for the periods presented, the effects of stock-based compensation, depreciation, investigation costs, restructuring costs and other expenses that we believe do not reflect our core operating performance. Our key non-GAAP liquidity and performance measures include adjusted EBITDA and non-GAAP net income (loss), see definitions of such below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We believe excluding those income and expenses inherent in calculating adjusted EBITDA and non-GAAP net income (loss) can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that adjusted EBITDA and non-GAAP net income (loss) provide useful information to investors and others in understanding and evaluating our operating results in the same manner as it does for our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; other income, net; interest expense; and income tax benefit (expense).

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; amortization of debt issuance costs; and non-cash income tax benefit (expense). We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of future income tax liabilities by utilizing our deferred tax assets, which comprise primarily federal net operating loss carryforwards and federal research and experimentation credit carryforwards.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended
	March 31,
	2019	2018
GAAP Gross profit	$15,873	$11,762
Adjustments:
Depreciation	525	500
Stock-based compensation	144	83
Non-GAAP Gross profit	$16,542	$12,345

GAAP Gross margin	48.0%	46.9%
Adjustments:
Depreciation	1.6%	2.0%
Stock-based compensation	0.4%	0.3%
Non-GAAP Gross margin	50.0%	49.2%

GAAP Research and development	$8,561	$8,003
Adjustments:
Depreciation	(395)	(385)
Stock-based compensation	(1,071)	(759)
Non-GAAP Research and development	$7,095	$6,859

GAAP Sales and marketing	$8,549	$8,859
Adjustments:
Depreciation	(129)	(129)
Stock-based compensation	(1,290)	(757)
Non-GAAP Sales and marketing	$7,130	$7,973

GAAP General and administrative	$5,695	$5,225
Adjustments:
Depreciation	(106)	(106)
Stock-based compensation	(972)	(466)
Non-GAAP General and administrative	$4,617	$4,653

GAAP Total operating expenses	$22,805	$26,014
Adjustments:
Depreciation	(630)	(620)
Stock-based compensation	(3,333)	(1,982)
Restructuring costs	—	(3,927)
Non-GAAP Total operating expenses	$18,842	$19,485

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2019	2018
GAAP Net loss	$(7,068)	$(14,442)
Adjustments:
Depreciation	1,155	1,120
Stock-based compensation	3,477	2,065
Restructuring costs	—	3,927
Other income, net	(321)	(90)
Interest expense	429	229
Income tax expense	28	51
Adjusted EBITDA	$(2,300)	$(7,140)

GAAP Net loss	$(7,068)	$(14,442)
Adjustments:
Depreciation	1,155	1,120
Stock-based compensation	3,477	2,065
Restructuring costs	—	3,927
Amortization of debt issuance costs	18	21
Non-cash income tax benefit	—	16
Non-GAAP Net loss	$(2,418)	$(7,293)
Non-GAAP Net loss per share:
Basic	$(0.11)	$(0.35)
Diluted	$(0.11)	$(0.35)
GAAP and non-GAAP Weighted-average shares	21,544	21,125

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL OUTLOOK TO NON-GAAP FINANCIAL OUTLOOK

(in thousands, except per share data, unaudited – calculated at the midpoint of the outlook range)

Three Months Ended
June 30,
2019
GAAP Net loss	$(6,625)
Adjustments:
Forecasted Depreciation	1,229
Forecasted Stock-based compensation	3,850
Forecasted Interest expense	415
Forecasted Other income, net	(247)
Forecasted Income tax expense	28
Adjusted EBITDA loss	$(1,350)

GAAP Net loss	$(6,625)
Adjustments:
Forecasted Depreciation	1,229
Forecasted Stock-based compensation	3,850
Forecasted Amortization of debt issuance costs	21
Forecasted Non-cash income tax expense	0
Non-GAAP Net loss	$(1,525)

GAAP Net loss per share — basic and diluted	$(0.31)
Non-GAAP Net loss per share — basic and diluted	$(0.07)
Weighted-average shares used to compute GAAP and Non-GAAP net loss per share attributable to common stockholders — basic and diluted	21,650